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                                                                     EXHIBIT 5.1

                                HALE AND DORR LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000



                                December 18, 1998



International Integration Incorporated
101 Main Street
Cambridge, MA 02142


     Re:  1993 Stock Plan
          1996 Stock Plan
          1998 Stock Incentive Plan
          1998 Non-Employee Director Stock Option Plan
          1998 Employee Stock Purchase Plan


Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") relating to an aggregate of 9,339,801 shares of common stock, $.01 par value per share (the "Shares"), of International Integration Incorporated, a Delaware corporation (the "Company"), issuable under the Company's 1993 Stock Plan, 1996 Stock Plan, 1998 Stock Incentive Plan, 1998 Non-Employee Director Stock Option Plan and 1998 Employee Stock Purchase Plan (collectively, the "Plans").

     We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law statute of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued



Washington, DC                        Boston, MA                    London, UK*
--------------------------------------------------------------------------------
              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
                      *BROBECK HALE AND DORR INTERNATIONAL
                     (AN INDEPENDENT JOINT VENTURE LAW FIRM)



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under the Plans, as described in the Registration Statement, and such Shares, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     Peter B. Tarr, a partner in this firm, is Secretary of the Company.




                                        Very truly yours,



                                        /s/ Hale and Dorr LLP
                                        -----------------------------------
                                        Hale and Dorr LLP